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             FRESENIUS MEDICAL CARE HOLDINGS, INC. AND SUBSIDIARIES
  WEIGHTED AVERAGE NUMBER OF SHARES AND EARNINGS USED IN PER SHARE COMPUTATION
                        (DOLLARS AND SHARES IN THOUSANDS)
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                                                                                             EXHIBIT  11

                                                       ---------------   ---------------   ---------------   ---------------
                                                       At December 31,   At December 31,   At December 31,   At September 30,
                                                            1998              1997             1996               1996
                                                       ---------------   ---------------   ---------------   ---------------
The weighted average number of shares of Common
stock were as follows                                      90,000            90,000           90,000             90,000
                                                          =======           =======           ======            =======

Income used in the computation of earnings per share were as follows:

                                                                    CONTINUING OPERATIONS

                                                        -------------    -------------     -------------     -------------
                                                        Twelve Months    Twelve Months     Twelve Months      Nine Months
                                                            Ended            Ended             Ended             Ended
                                                        December 31,      December 31,     December 31,      September 30,
                                                            1998              1997             1996              1996
                                                        -------------    -------------     -------------     -------------

Net Income from continuing operations                    $  51,837          $ 33,920          $ 5,377           $ 62,881

Dividends paid on preferred stocks                            (520)             (520)            (130)              (390)
                                                         ---------          --------          -------           --------

Income used in per share computation of earnings         $  51,317          $ 33,330          $ 5,247           $ 62,491
                                                         =========          ========          =======           ========

Earnings per share                                       $    0.57          $   0.37          $  0.06           $   0.69
                                                         =========          ========          =======           ========


                                                                    DISCONTINUED OPERATIONS

                                                       -------------     -------------     -------------     -------------
                                                       Twelve Months     Twelve Months     Twelve Months      Nine Months
                                                           Ended             Ended             Ended             Ended
                                                        December 31,      December 31,     December 31,      September 30,
                                                            1998              1997             1996              1996
                                                       -------------     -------------     -------------     -------------

Loss from discontinued operations                        $(105,897)         $(13,783)         $(1,787)          $      0

Dividends paid on preferred stocks                               0                 0                0                  0
                                                         ---------          --------          -------           --------

Loss used in per share computation of earnings           $(105,897)         $(13,783)         $(1,787)          $      0
                                                         =========          ========          =======           ========

Earnings per share                                       $   (1.18)         $  (0.15)         $ (0.02)          $   0.00
                                                         =========          ========          =======           ========

                                                            CUMULATIVE EFFECT OF ACCOUNTING CHANGE

                                                       -------------     -------------     -------------     -------------
                                                       Twelve Months     Twelve Months     Twelve Months      Nine Months
                                                           Ended             Ended             Ended             Ended
                                                        December 31,      December 31,     December 31,      September 30,
                                                            1998              1997             1996               1996
                                                       -------------     -------------     -------------     -------------

Cumulative effect of accounting change                   $   4,890          $      0          $     0           $      0

Dividends paid on preferred stocks                               0
                                                                                   0                0                  0
                                                        ----------          --------          -------           --------

Loss  used in per share computation of earnings         $   (4,890)         $      0          $     0           $      0
                                                        ==========          ========          =======           ========

Earnings per share                                      $    (0.05)         $   0.00          $  0.00           $   0.00
                                                        ==========          ========          =======           ========

                                                                     CONSOLIDATED

                                                       -------------     -------------     -------------     --------------
                                                       Twelve Months     Twelve Months     Twelve Months      Nine Months
                                                           Ended             Ended             Ended             Ended
                                                        December 31,      December 31,     December 31,       September 30,
                                                            1998              1997             1996              1996
                                                       -------------     -------------     ------------      --------------

Net Income (loss)                                       $  (58,950)         $ 20,137          $ 3,590           $ 62,881

Dividends paid on preferred stock                             (520)             (520)            (130)              (390)
                                                        ==========          --------          -------           ========


Income (loss) used in per share computation of          $  (59,470)         $ 19,547          $ 3,460           $ 62,491
earnings                                                ==========          ========          =======           ========

Earnings per share                                      $    (0.66)         $   0.22          $  0.04           $   0.69
                                                        ==========          ========          =======           ========
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